UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021 (February 9, 2021)

RYMAN HOSPITALITY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Ryman Hospitality Properties, Inc. (“we,” “us,” “our” or the “Company”) is furnishing the information included in Item 2.02 of this Current Report on Form 8-K (this “Form 8-K”) to disclose certain preliminary estimated unaudited operating results for the three months and year ended December 31, 2020 included in a confidential preliminary offering memorandum (the “Offering Memorandum”) relating to the proposed offering of senior unsecured notes described in Item 7.01 of this Form 8-K.

Preliminary Estimated Unaudited Operating Results as of and for the Three Months and Year Ended December 31, 2020

Our consolidated financial statements for the three months and year ended December 31, 2020 are not yet complete. Accordingly, we are presenting preliminary estimates of certain operating results and liquidity information as of and for the three months and year ended December 31, 2020 based upon the information available to us as of the date of the Offering Memorandum. These estimates are not a comprehensive statement of our results for such period, and our actual results may differ materially from these preliminary estimated results. These estimates are preliminary and unaudited and are inherently uncertain and subject to change as we complete the preparation of our consolidated financial statements and related notes and completion of our financial close procedures for the three months and year ended December 31, 2020. Changes to the preliminary estimates may be identified, and such changes may be material. These preliminary estimates should not be viewed as indicative of our results for any future period. Actual results for the three months and year ended December 31, 2020 and future periods could differ materially from the estimates included below.  Therefore, you should not place any undue reliance upon this information. Our independent registered accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary estimated financial information, and accordingly, does not express an opinion or any other form of assurance with respect thereto.
Year Ended December 31, 2020
(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents – unrestricted	$56,697
Cash and cash equivalents – restricted	$23,057
Total Debt	$2,658,008

	Three Months Ended December 31, 2020		Year Ended December 31, 2020
Income Statement Data:	Low	High	Low	High
	(dollars in thousands)
Revenue	$120,000	$128,000	$518,000	$526,000
Net loss	(101,500)	(90,000)	(473,500)	(460,000)
Adjusted EBITDAre (1)	(12,545)	(1,365)	(52,760)	(34,000)
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture (1)	(11,545)	(165)	(57,760)	(37,500)

(1)
For our definition of Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture, see “Non-GAAP Financial Measures” below. For a reconciliation of the non-GAAP financial measure Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture to Net Income (loss), see “Non-GAAP Financial Measures—Reconciliation of Preliminary Estimated Unaudited Results” below.

Our preliminary estimates indicate that our performance has improved during the fourth quarter 2020 compared to the third quarter 2020. Occupancy, which includes closed hotel room nights available at our hotel properties, in our Hospitality segment during the fourth quarter 2020 is estimated to be 19.6%, compared to 14.6% during the third quarter 2020. Average daily rate (“ADR”) increased during the fourth quarter 2020 to an estimated $210, compared to ADR of approximately $181 during the third quarter 2020. Total Revenue per Available Room (“Total RevPAR”) increased during the fourth quarter 2020 to an estimated $121, compared to Total RevPAR of approximately $62 during third quarter 2020. We collected approximately $16 million in cancellation and attrition fees during the fourth quarter 2020, a substantial increase compared to the $7.0 million of cancellation and attrition fees collected during the third quarter 2020. Total attrition and cancellation fee collections for the year ended December 31, 2020 is estimated to be approximately $33 million.

Our rebooking activity continued to grow during the fourth quarter 2020. We have rebooked approximately 58% of the cancelled room nights we have experienced from March 2020 through the end of 2020. For 2022, our group occupancy on-the-books is 41%, which is consistent with the group occupancy points on-the-books we had at the end of our 2019 fiscal year for 2021.

We continue to take steps to preserve and maximize liquidity during this continued period of uncertainty. Our estimated cash burn rate (calculated as Adjusted EBITDAre loss plus cash interest expense and debt service) of $12 million per month during the fourth quarter 2020 was substantially below our November forecast of $22-24 million per month during such period. As of December 31, 2020, we had an estimated $593 million available for borrowing under our revolver, plus an estimated $56.7 million of unrestricted cash and $23.1 million of restricted cash. We believe we have ample liquidity to meet our anticipated requirements for operating and other expenditures and other commitments for the foreseeable future both prior to and giving effect to the proposed offering of senior unsecured notes described in Item 7.01 of this Form 8-K.

Non-GAAP Financial Measures

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write‑downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non‑cash ground lease expense; equity‑based compensation expense; impairment charges that do not meet the NAREIT definition above; credit losses on held-to-maturity securities; any transaction costs of acquisitions; interest income on bonds; loss on extinguishment of debt; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures, and any other adjustments we have identified herein. We then exclude noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture. We use these metrics to evaluate our operating performance. We believe that the presentation of these metrics provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these metrics, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture provides useful information to investors regarding our operating performance and debt leverage metrics. Beginning in the first quarter 2020 with the company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted EBITDAre includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition.

We caution investors that amounts presented in accordance with our definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non‑GAAP measures in the same manner. Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture, should not be considered as alternative measures of our net income (loss), operating performance, cash flow or liquidity. Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non‑GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations.

Reconciliation of Preliminary Estimated Unaudited Results

The table below presents a reconciliation of our preliminary estimated calculation of the non‑GAAP financial measures Adjusted EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture to our preliminary estimated unaudited net income (loss).

	Three Months Ended December 31, 2020		Year Ended December 31, 2020
	Low	High	Low	High
	(dollars in thousands)
Revenue	$120,000	$128,000	$518,000	$526,000
Net income (loss)	(101,500)	(90,000)	(473,500)	(460,000)
Interest Expense, net	26,000	27,000	107,000	110,000
Provision for income taxes	4,000	—	31,500	26,750
Depreciation & amortization	54,000	56,000	214,500	217,000
(Gain) loss on disposal of assets	90	105	(1,500)	(900)
Pro rata EBITDAre from unconsolidated joint ventures	30	35	40	50
EBITDAre	(17,380)	(6,860)	(121,960)	(107,100)
Preopening costs	60	70	1,400	1,900
Non-cash lease expense	1,000	1,200	4,000	5,000
Equity-based compensation expense	2,000	2,300	8,500	9,500
Pension settlement charge	375	425	1,500	1,900
Credit loss on held-to-maturity securities	—	—	32,500	33,000
Interest income on Gaylord National & Gaylord Rockies bonds	1,400	1,500	5,900	6,300
Transaction costs of acquisitions	—	—	15,400	15,500
Adjusted EBITDAre	(12,545)	(1,365)	(52,760)	(34,000)
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	1,000	1,200	(5,000)	(3,500)
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	(11,545)	(165)	(57,760)	(37,500)

ITEM 7.01	REGULATION FD DISCLOSURE.

On February 9, 2021, the Company announced that its subsidiaries, RHP Hotel Properties, LP (the “Operating Partnership”) and RHP Finance Corporation (together, with the Operating Partnership, the “Issuers”), intend to offer, in a private placement, subject to market and other conditions, up to $400 million aggregate principal amount of senior unsecured notes due 2029 (the “2029 Notes”). The 2029 Notes will be offered only to persons reasonably believed to be qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The 2029 Notes have not been and will not be registered under the Securities Act and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

A copy of the press release announcing the intention of the Issuers to offer the 2029 Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on February 9, 2021, the Company issued a separate press release announcing that the Issuers have commenced a cash tender offer (the “Tender Offer”) for any and all of their outstanding 5.00% senior unsecured notes due 2023 (the “2023 Notes”), which were jointly issued by the Issuers and are jointly and severally guaranteed, on an unsecured unsubordinated basis by the Company and its subsidiaries that guarantee the Company’s senior secured credit facility.

A copy of the press release announcing the Tender Offer is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This Form 8-K is not an offer to sell or a solicitation of an offer to buy any security and does not constitute a redemption notice for the 2023 Notes.

The information furnished under Items 2.02 and 7.01, including Exhibit 99.1 and Exhibit 99.2 hereto is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K, respectively; shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act; and shall not be otherwise subject to the liabilities of those sections. This Form 8-K will not be deemed an admission by the Company as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Item 7.01. The Company does not undertake a duty to update the information in this Form 8-K and cautions that the information included in this Form 8-K under Items 2.02 and 7.01 is current only as of February 9, 2021 and may change thereafter.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements (as defined within the meaning of the Private Securities Litigation Reform Act of 1995), including, but not limited to, statements concerning the intention of the Issuers to offer the 2029 Notes, the Company’s expectation of the aggregate principal amount of 2029 Notes to be sold, the Company’s intended use of proceeds from the offering of the 2029 Notes, the Company’s expectations concerning the Tender Offer, including its timing, expiration and settlement, the issuance of the 2029 Notes by the Issuers, the Company’s planned redemption of any 2023 Notes that remain outstanding following the expiration of the Tender Offer, the Company’s expectations with respect to its use of cash during 2021, the Company’s ability to borrow funds under its credit facility, and any other business or operational matters. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (“SEC”) and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other reports filed with the SEC. The Company undertakes no obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events, except as required by applicable law.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1
Press Release dated February 9, 2021, announcing the launch of an offering of $400 million aggregate principal amount of senior unsecured notes due 2029 by certain subsidiaries of Ryman Hospitality Properties, Inc.

99.2
Press Release dated February 9, 2021, announcing the commencement of a cash tender offer by certain subsidiaries of Ryman Hospitality Properties, Inc. for any and all of the outstanding 5.00% senior unsecured notes due 2023.

104          Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: February 9, 2021	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary